EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-160967, 333-36188, and 33-118663 on Form S-8 of our reports dated February 23, 2010, relating to the consolidated financial statements and financial statement schedule of Analysts International Corporation and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Analysts International Corporation and subsidiaries for the year ended January 2, 2010.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 23, 2010